                                                               EXHIBIT I. A. (6)


                                   CHAP. 125


                         COMMONWEALTH OF MASSACHUSETTS

              IN THE YEAR ONE THOUSAND EIGHT HUNDRED AND SIXTY-TWO

AN ACT to incorporate the John Hancock Mutual Life Insurance Company,

     Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows: Nathaniel Harris, James
P. Thorndike, Gerry W. Cochrane, their associates and successors, are hereby made a corporation by the name of the John Hancock Mutual Life Insurance Company, to be established and located in the City of Boston, for the purpose of making insurance upon lives with all the powers and privileges, and subject to the duties, liabilities and restrictions set forth in so much of the fifty-eighth chapter of the General Statutes as related to mutual life insurance companies, and all other acts which are or may be in force relative to such companies.

               House of Representatives, April 18, 1862
               Passed to be enacted, Alex. H. Bullock, Speaker

                                                               Exhibit I. A. (6)


                                    BY-LAWS

                            JOHN HANCOCK MUTUAL LIFE
                               INSURANCE COMPANY

    1. The Annual Meeting of the Company shall be held at its Home Office, on the second Monday of April in each year, at twelve o'clock, noon. The order of business shall be as follows:

        (a) Reading the records of the previous meeting.
        (b) Ballot for Directors.
        (c) Report of the Directors to the policyholder.
        (d) Other business, if any.

    2. Special meetings of the Company may be called by vote or written request of three-fourths of the Directors, and the Secretary shall give notice thereof, by advertisement in some daily newspaper published in Boston, at least seven days before the meeting.

    3. Ten members shall constitute a quorum at any meeting of the Company, but policyholders in arrears of premiums at the hour of meeting shall not be entitled to vote or to be recognized as members.

    4. The Board of Directors shall consist of not more than twenty-four members nor less than sixteen members divided into classes of not less than four nor more than six members each, one class to be elected at each Annual Meeting, for a term of four years. The election shall be by ballot, and the presiding officer of the meeting shall appoint a Committee to supervise the balloting and the count thereof.

    5. No person shall be eligible as a Director unless he be insured in the Company to the amount of not less than one thousand dollars, and no person shall be elected as a Director at any annual or special meeting of the Company unless he shall have been nominated either by a majority of the Board of Directors or by one-tenth of one percent of the members, by a writing filed with the Secretary not more than six months nor less than ninety days before such meeting. Such writing shall be on a form approved by the Secretary and the signatures of the Directors or members' making such nominations shall be authenticated or verified in such manner as he may prescribe. The Secretary shall make available at his office, upon written request of any member, a copy of such approved form and a list of any members then nominated for Director. A three-quarters vote of qualified members voting shall be necessary to elect.

    6. The Directors shall have the control and management of the business and affairs of the Company and the distribution of its surplus funds; they shall present a report at every Annual Meeting with the full statement of condition of the Company, its assets and liabilities. They shall meet after the Annual Meeting and at such meeting or some adjournment thereof shall choose by ballot from their own number a Chairman of the Board of Directors, a Vice Chairman of the Board, a President, and at least one Vice President. They may also at such meeting or any other regular or special meeting elect, from their own number or not as they see fit, additional Vice Presidents, a Secretary, a Treasurer and such other officers as they shall deem proper or advisable and fill vacancies occurring in any office. The Chairman of the Board of Directors, or in his absence the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors. The Directors shall fix the compensation and define the other duties of the Chairman of the Board of Directors and may fix the compensation and may define the duties of all other officers and may remove any officer at any time.

    At their meeting after the Annual Meeting or at any regular or special meeting they shall choose by ballot from their own number a Committee of Finance consisting of no fewer than six members which shall include the Chairman of the Board of Directors and the President and one or more alternate members, any of whom may " serve in the place of any member absent from a meeting. They may also at such meeting or any regular or special meeting choose such other committees as they shall deem proper or advisable, fix the compensation and define the duties of the members of such committees, fill vacancies occurring in any such committee and remove any member of any committee.

    6a. The Directors may, subject to the limits and restrictions imposed by law and subject to such rules and regulations consistent with law that they may make, make contributions of such sums of money as they determine to be reasonable for public welfare or for charitable, scientific or educational purposes.

    7. No person shall be eligible as an elective or appointed officer, who has any interest in commissions or other compensation based on premiums or considerations payable to the Company on any policy or contract, or on any extension or conversion thereof, unless such policy, contract, extension, or conversion was written and effective prior to his election or appointment.

    8. Each officer elected by the Directors shall, unless removed, hold office until the next Annual Meeting, and until a successor is elected. Vacancies in the Board of Directors occurring by enlargement of the Board, by failure to elect, or otherwise, may be filled by the Directors, or at any annual or special meeting of the Company.

    8a. The Board of Directors may provide, notwithstanding other provisions of these By-Laws, for filling vacancies in the Board in the event that due to act of war or other disaster the number of Directors who are able and available to act is less than a quorum.

    9. Regular meetings of the Directors shall be held without call or formal notice on the second Monday of each month. Special meetings may be called by the Chairman, the Vice Chairman or any five Directors, and written or printed notices of all special meetings shall be sent to the Directors by mail, postpaid, or personal delivery by the Secretary. A waiver of such notice in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. No notice of any adjourned meeting of the Directors shall be required. In any case it shall be deemed sufficient notice to a Director to send notice by mail at least 48 hours or by personal delivery at least 24 hours before the meeting. Five members of the Board shall constitute a quorum, but a lesser number may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the Directors in attendance thereat shall, except where a larger vote is required by law or these By-Laws, decide any question brought before such meeting.

    9a. The Company shall, except as hereinafter provided and subject to limitations of law, indemnify each Director, former Director, officer and former officer of the Company, and any such person and any employee or former employee of the Company who serves at the request of the Company as a Director or officer of any other organization in which the Company directly or indirectly owns shares or of which it is a creditor, and his heirs and legal representatives, against all loss, liability and expense, whether heretofore or hereafter imposed upon or incurred by him in connection with any pending or future action, suit, proceeding or claim in which he may be involved, or with which he may be threatened, by reason of any alleged act or omission as such Director or officer while so serving or by reason of such Director or officer concurrently holding office as a director of another organization of which he was a director at the time he first became such Director or officer. Such loss, liability and expense shall include, but not be limited to, judgments, fines, court costs, reasonable attorneys' fees and the cost of reasonable settlements. Such indemnification shall not cover (a) loss, liability or expense imposed or incurred in connection with any item or matter as to which such Director or officer shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company; or (b) loss, liability or expense imposed or incurred in connection with any item or matter which shall be settled without final adjudication unless such settlement shall have been approved as in the best interests of the Company (1) by vote of the Board of Directors at a meeting in which no Director participates against whom any suit or proceeding on the same or similar grounds is then pending or threatened or
(2) by a vote of the
policyholders. As part of such indemnification, the Company may pay expenses incurred in defending any such action, suit, proceeding or claim in advance of the final disposition thereof upon receipt of all undertakings by the person indemnified to repay such payment if he should be determined not to be entitled to indemnification hereunder. The foregoing rights of indemnification shall be in addition to any rights to which any Director, former Director, officer, former officer, employee or former employee, heirs or Iegal representatives may otherwise be lawfully entitled.

    10. The Chairman of the Board of Directors, or in his absence the Vice Chairman of the Board, shall preside at all the meetings of the Company. In their absence the Directors shall elect a Chairman pro tempore. Every presiding officer shall have the power to require from all members, including those represented by proxy, satisfactory evidence of their right to vote.

    11. The President, Vice Presidents, Secretary and Assistant Secretaries, Treasurer and Assistant Treasurers, shall each give bond, with sufficient sureties, in such sums as the Directors may from time to time determine, for the faithful performance of the duties of their respective offices. The Committee of Finance shall approve these bonds and examine them in the month of March in each year, and the Directors may require new bonds whenever they shall see fit. The bonds of the President and Vice Presidents shall be in the custody of the Committee of Finance; those of the other officers shall be kept by the President.

    12. These By-Laws may be by a three-quarters vote, altered, amended or added to, at any meeting of the Company, provided, that a copy of the proposed changes be placed before the Directors, in writing, at least thirty days before such meeting, but no changes shall affect the tenure of office of any officer chosen prior thereto.

February, 1987